Exhibit 10.12

SERVICES AGREEMENT

Agreement, made as of the 6th day of January, 2011 (the “Agreement”), by and among Warrington Fund L.P., a New York limited partnership (the “Fund”), Ceres Managed Futures LLC, a Delaware limited liability company and the general partner of the Fund (the “General Partner”), Citigroup Global Markets Inc., a New York corporation and commodity broker of the Fund (“CGM”) and Robert W. Baird & Co. Incorporated, a Wisconsin corporation (the “Service Provider”).

WITNESSETH:

WHEREAS, the Fund has been organized as a New York limited partnership, and seeks to achieve capital appreciation through speculative trading in U.S. and international futures, options on futures and forward markets;

WHEREAS, the Service Provider has agreed to provide certain limited services to certain owners of units of limited partnership interests (“Units”) in the Fund who had acquired their Units through CGM or its affiliate(s) and who are currently customers of the Service Provider (the “Clients”);

WHEREAS, Service Provider is duly registered with (i) the Securities and Exchange Commission (the “SEC”) and is admitted to membership in Financial Industry Regulatory Authority, Inc. (“FINRA”) as a broker-dealer and (ii) the Commodity Futures Trading Commission (the “CFTC”) and a member in good standing of the National Futures Association (the “NFA”) as an introducing broker;

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.           Services to be Provided:

The Service Provider shall provide certain services to the Clients on behalf of the Fund, including, without limitation, the following: (a) inquiring of the General Partner as to the value of the Client’s Units and providing the value of the Units to the Client on a monthly or more frequent basis as requested by the Client; (b) answering questions regarding daily net asset value and computations thereof, monthly statements, annual reports and tax information provided by the Fund, (c) inquiring of the General Partner from time to time, at the request of a Client, regarding the commodities markets and the Fund’s performance, and at the request of the General Partner providing account statements to Clients prepared by the General Partner or the Fund; (d) providing assistance to Clients including when and whether to redeem Units and/or purchase additional Units; (e) general servicing of the Clients’ accounts; (f) providing such other services to the Clients as are, from time to time, reasonably agreed; and (g) informing by letter all of the Clients to whom services will be provided of the identity of the Service Provider, the services available and the means of accessing such services.  The Service Provider also will require that any of its associated persons to whom compensation is passed on pursuant to Section 2 below will cooperate in providing the services specified in clauses (a) through (g) above for so long as such associated person continues in the employment of the Service Provider.  The Service Provider shall promptly notify the General Partner and CGM in writing in the event that it is no longer a member in good standing with FINRA or the NFA, and/or no longer registered with the SEC as a broker-dealer or the CFTC as an introducing broker.  Further, Service Provider shall forfeit its rights hereunder to receive any additional compensation for the entirety of any month for which the Service Provider is not duly registered with (i) the SEC as a broker dealer and a member in good standing of FINRA and/or (ii) the CFTC and a member in good standing of the NFA as an introducing broker.

2.           Compensation:

(a)           In consideration of the provision by the Service Provider of the services specified in Section 1 above, the General Partner shall direct CGM, in writing (including by e-mail or facsimile copy), to pay the Service Provider the compensation described in this Section 2.  Such compensation shall be paid monthly, in arrears, in respect of Units owned by the Clients for as long as each such Client holds Units and remains a customer of the Service Provider.  The Service Provider shall immediately notify the General Partner if any Client ceases to be a customer of the Service Provider.  Clients are listed on Appendix A.  Appendix A shall be amended as necessary to reflect redemptions and/or additional subscriptions by the Clients.  The Service Provider’s compensation shall be a portion of the brokerage fee paid by the Fund to CGM (the “Brokerage Fee”).

(b)           (i) CGM shall pay the Service Provider an ongoing fee calculated by the General Partner in accordance with subparagraph (ii) of this Section 2(b) (the “Ongoing Fee”), which payment shall commence immediately.

(ii) The monthly Ongoing Fee shall equal the lesser of: (A) one-twelfth of 3.00% of the Fund’s net assets attributable to the Units held by the Clients (computed monthly by the General Partner by multiplying the Fund’s net assets attributable to the Units held by Clients as of the last business day of each month by 3.00%, and dividing the result thereof by 12); or (B) one-twelfth of 80.00% of the Brokerage Fee attributable to the Units held by the Clients.

(c)           The Service Provider may pass such compensation or a portion thereof on to its associated persons who are registered as such with the CFTC and NFA and have passed the Series 3 or 31 Commodity Futures Examination or have been “grandfathered” as an associated person qualified to do commodity brokerage, or have a valid exemption from such registrations.

(d)           As of the date of this Agreement the Brokerage Fee is 3.75% per annum.  The General Partner shall notify the Service Provider within a reasonable time in the event the Brokerage Fee rate is reduced.

3.           Representations and Warranties of the General Partner and CGM:

(a)           The General Partner represents and warrants to the Service Provider that it has all required governmental, regulatory and exchange approvals and licenses and effected all filings and registrations required to conduct its business or perform its obligations as General Partner of the Fund and covenants that it will use its commercially reasonable efforts to maintain such approvals, licenses, filings and registrations in full force and effect.  The General Partner will notify the Service Provider immediately in the event of any changes to the foregoing.

(b)           CGM represents and warrants to the Service Provider that it has all required governmental, regulatory and exchange approvals and licenses and effected all filings and registrations required to conduct its business or perform its obligations as commodity broker of the Fund and covenants that it will use its commercially reasonable efforts to maintain such approvals, licenses, filings and registrations in full force and effect.  CGM will notify the Service Provider immediately in the event of any changes to the foregoing.

(c)           The General Partner represents and warrants to the Service Provider and CGM that it has made and shall make to the owners of Units all disclosure required under applicable laws including a summary of the terms of this Agreement, and any fee arrangements the Fund and/or the General Partner has entered into with the Service Provider with respect to the Fund.

4.           Representations and Warranties of the Service Provider:

The Service Provider shall provide all information required under this Agreement pursuant to Section 1 to Clients promptly upon receipt of such information from the General Partner.  The Service Provider shall provide to the Clients only the information that the General Partner provides to the Services Provider and shall not externally publish or furnish any offering literature, advertising or marketing or other materials that contain any reference to the Fund, the General Partner or CGM without the prior written consent of the General Partner.  No employee of the Service Provider or other person acting on behalf of the Service Provider is authorized to make any representation (oral or otherwise) concerning the Fund or CGM except those provided to the Service Provider and its employees by the General Partner.

The Service Provider shall comply with all applicable laws and regulation in connection with its providing of the services specified in Section 1 above.

5.           Scope of Liabilities; Indemnification:

(a)           (i) In any threatened, pending or completed action, suit, or proceeding to which the Service Provider was or is a party or is threatened to be made a party arising out of or in connection with this Agreement, the General Partner shall, subject to subparagraph (a)(iii) of this Section 5, indemnify and hold harmless the Service Provider against any loss, liability, damage, cost, expense (including, without limitation, attorneys’ and accountants’ fees), judgments and amounts paid in settlement actually and reasonably incurred by it in connection with such action, suit, or proceeding if the Service Provider acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Fund, and provided that its conduct did not constitute willful misfeasance, bad faith, negligence or reckless disregard of the Service Provider’s duties hereunder, unless and only to the extent that the court or administrative forum in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, the Service Provider is fairly and reasonably entitled to indemnity for such expenses which such court or administrative forum shall deem proper.  The termination of any action, suit or proceeding by judgment, order or settlement shall not, of itself, create a presumption that the Service Provider did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Fund.

(ii) To the extent that the Service Provider has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subparagraph (i) above, or in defense of any claim, issue or matter therein, the General Partner shall indemnify the Service Provider against the expenses (including, without limitation, attorneys’ and accountants’ fees) actually and reasonably incurred by it in connection therewith.

(iii) In the event the Service Provider is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of, or in connection with, the Fund’s or the General Partner’s activities or claimed activities unrelated to the Service Provider, the General Partner shall indemnify, defend and hold harmless the Service Provider against any loss, liability, damage, cost or expense (including, without limitation, attorneys’ and accountants’ fees) incurred in connection therewith.

(b)           (i) The Service Provider agrees to indemnify, defend and hold harmless the General Partner, CGM, the Fund and their affiliates against any loss, liability, damage, cost or expense (including, without limitation, attorneys’ and accountants’ fees), judgments and amounts paid in settlement actually and reasonably incurred by them (A) as a result of the material breach of any material representations and warranties made by the Service Provider in this Agreement, or (B) as a result of any act or omission of the Service Provider relating to the Fund if there has been a final judicial or regulatory determination to the effect that such acts or omissions violated the terms of this Agreement in any material respect or involved negligence, bad faith, recklessness or intentional misconduct on the part of the Service Provider.

(ii) In the event the General Partner, CGM, the Fund or any of their affiliates is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of, or in connection with, the negligence, bad faith, recklessness or intentional misconduct arising out of the activities or claimed activities of the Service Provider or its principals, officers, directors, shareholder(s) or employees unrelated to the General Partner’s, CGM’s or the Fund’s business, the Service Provider shall indemnify, defend and hold harmless the General Partner, CGM, the Fund or any of their affiliates against any loss, liability, damage, cost or expense (including, without limitation, attorneys’ and accountants’ fees) incurred in connection therewith.

(c)           In the event that a person entitled to indemnification under this Section 5 is made a party to an action, suit or proceeding alleging both matters for which indemnification can be made hereunder and matters for which indemnification may not be made hereunder, such person shall be indemnified only for that portion of the loss, liability, damage, cost or expense incurred in such action, suit or proceeding which relates to the matters for which indemnification can be made.

None of the indemnifications contained in this Section 5 shall be applicable with respect to default judgments, confessions of judgment or settlements entered into by the party claiming indemnification without the prior written consent, which shall not be unreasonably withheld, of the party obligated to indemnify such party.

(d)           The provisions of this Section 5 shall survive the termination of this Agreement.

6.           Termination and Survival:

(a)           This Agreement may be terminated at the option of the Fund or the Service Provider by giving written notice to the other party, or by either the Fund or the Service Provider immediately in the event of a material breach of this Agreement by the other.

(b)           The termination of the Agreement for any reason shall not affect any of the obligations in Section 2, Section 5 and Section 8 hereof which shall survive.

7.           Miscellaneous:

(a)           This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties, provided however that neither party may assign any rights, obligations or liabilities hereunder without the prior written consent of the other party(s).

(b)           This Agreement shall be governed by, and construed in accordance with the laws of, the State of New York (excluding the law thereof which requires the application of, or reference to, the law of any other jurisdiction).  The parties to this Agreement hereby waive any right to a jury trial and consent to the exclusive jurisdiction of the courts of the State of New York and the federal courts of the United States, in each case sitting in New York County, New York, in any proceeding relating to this Agreement.

(c)           All captions used herein are for convenience only, are not a part of this Agreement, and are not to be used in construing or interpreting any aspect of this Agreement.

(d)           This Agreement constitutes the entire agreement among the parties hereto with respect to the matters referred to herein and no other agreement, verbal or otherwise, shall be binding among the parties unless it is in writing and signed by the party against whom enforcement is sought.

(e)           This Agreement may not be amended except by the express written consent of the parties hereto.  No waiver of any provision of this Agreement may be implied from any course of dealing among the parties hereto or from any failure by any party hereto to assert its rights under this Agreement on any occasion or series of occasions.

(f)           If any provisions of this Agreement, or the application of any such provisions to any person or circumstance, shall be held to be inconsistent with any present or future law, ruling, rule or regulation of any court or regulatory body, exchange or board having jurisdiction over the subject matter of this Agreement, such provision shall be deemed to be rescinded or modified in accordance with such law, ruling, rule or regulation and the remainder of this agreement, or the application of such provision to persons or circumstances other than those as to which it is held inconsistent, shall not be affected thereby.

(g)           This Agreement may be executed in one or more counterparts, each of which when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

(h)           Nothing in this Agreement shall create a partnership, joint venture, association, syndicate, unincorporated business or any other similar entity between the Fund, the General Partner and the Service Provider, or any two or more of the foregoing.

8.           Confidentiality:

Each party shall keep confidential any non-public information in respect of the owners of Units and any confidential information relating to the business of each other party.  Nothing in this Section 8 shall prohibit any party from disclosing information (a) that is otherwise publicly available (other than information made publicly available by such party in violation of this Section 8); (b) that is in the possession of the party prior to its disclosure by another party to this Agreement; (c) that is obtained by a party from a third party source which is not prohibited from disclosing the information; or (d) that is required to be disclosed by applicable law, judicial process, or regulation (“Law”); provided, that before any disclosure of information otherwise subject to this Section 8 on the grounds that disclosure is required by Law, the party subject to the disclosure requirement shall inform and give the other party or parties, as applicable, to the greatest extent reasonably practicable, an opportunity to contest whether such information has in fact otherwise been made publicly available or is required by Law to be disclosed; provided that, notwithstanding anything to the contrary in this Agreement, a party may disclose confidential information in its possession without prior notice to any other party to a governmental regulatory agency or other regulatory authority (including a self-regulatory organization) having jurisdiction over such party and/or its representatives in connection with its review of bank, broker-dealer, securities, or commodities compliance and in connection with any examinations, investigations, or inquiries of such aforementioned agencies and organizations.

The provisions of this Section 8 shall survive the termination of this Agreement.

9.           Notices:

Any notice under this Agreement shall be given or confirmed in writing and sent first class mail, postage prepaid, or by messenger delivery, addressed as follows or as specified by any party hereto by written notice to all other parties hereto:

If to the General Partner or the Fund:

Warrington Fund L.P.
Ceres Managed Futures LLC
522 Fifth Avenue
14th Floor
New York, New York, 10036
Attn: Jennifer Magro
Tel: (212) 296-1302
Fax: (212) 296-6868

If to the Service Provider:

Robert W. Baird & Co. Incorporated
777 E. Wisconsin Avenue
Milwaukee, WI 53202
Attention:   Dayna M. Kleinman
Tel:               (312) 578-4449
Fax:               (312) 609-5435

If to CGM:

Citigroup Global Markets Inc.
390 Greenwich Street, 3rd Floor
New York, New York 10013
Attn: Shelly Ullman
Tel:  (212) 723-7065
Fax: (212) 723-8968

With a copy to:

Citigroup Legal
388 Greenwich Street, 17th Floor
New York, NY 10013

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned as of the day and year first above written.

WARRINGTON FUND L.P.

By: Ceres Managed Futures LLC
       (General Partner)

By:            /s/ Walter Davis
Name:       Walter Davis
Title:          President

CERES MANAGED FUTURES LLC

By:            /s/ Walter Davis
Name:       Walter Davis
Title:          President

CITIGROUP GLOBAL MARKETS INC.

By:            /s/ Michael R. Schaefer
Name:       Michael R. Schaefer
Title:         Managing Director

ROBERT W. BAIRD & CO. INCORPORATED

By:            /s/ Laura Thurow
                                                                                                Name:       Laura Thurow
Title:	Director of Advisory Services and Mutual Funds

APPENDIX A

Client List
[To be Provided]